CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Development Capital Group, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated April 15, 2011, relating to the financial statements of Development Capital Group, Inc. for the period from September 27, 2010 (Inception) to March 31, 2011.  We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.

May 16, 2011

/s/ Daszkal Bolton LLP

Daszkal Bolton LLP
Fort Lauderdale, Florida